CERTIFICATE OF FORMATION

OF

BHC NEWCO 1, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

FIRST: The name of the limited liability company ("limited liability company") is BHC NEWCO 1, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

Executed on January 12, 2005.

Stephen C. Petrovich
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:46 AM 01/13/2005
FILED 10:17 AM 01/13/2005
SRV 050030282 - 3911534 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:49 PM 03/28/2005
FILED 04:41 PM 03/28/2005
SRV 050250541 - 3911534 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

BHC NEWCO 1, LLC

BHC NEWCO 1, LLC (hereinafter called the "Company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

FIRST: The name of the limited liability company is BHC NEWCO 1, LLC.

SECOND: The certificate of formation of the Company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

> "FIRST: The name of the limited liability company is BHC MESILLA VALLEY HOSPITAL, LLC."

Executed on this 29th day of March, 2005.

By: [signature]
Stephen C. Petrovich
Manager

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

BHC MESILLA VALLEY HOSPITAL, LLC

BHC Mesilla Valley Hospital, LLC (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is BHC Mesilla Valley Hospital, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.
160 Greentree Drive, Suite 101
Dover, Delaware 19904
County of Kent

Executed on 8/8/05
[Month/Day/Year]

Jack Polson, Member

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:52 PM 08/12/2005
FILED 07:15 PM 08/12/2005
SRV 050670063 - 3911534 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:02 PM 10/10/2007
FILED 07:15 PM 10/10/2007
SRV 071103986 - 3911534 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: BHC Mesilla Valley Hospital, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of October, A.D. 2007.

By: Samantha Jones
Authorized Person(s)

Name: Samantha Jones,
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